Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS QUARTERLY CASH DIVIDEND RAISED BY 20.0% to $0.12 PER SHARE

New York, February 6, 2025 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the fourth quarter and full year ended December 31, 2024.

$463.3 million quarterly revenues increased 25.2% (25.5% on a constant currency basis) compared to prior year period
$2.3 trillion average daily volume (“ADV”) for the quarter, an increase of 36.7% compared to prior year period; quarterly ADV records in U.S. government bonds, mortgages and global repurchase agreements; record 7.9% share of fully electronic U.S. high yield TRACE
$159.9 million net income and $181.2 million adjusted net income for the quarter, increases of 54.2% and 19.2% respectively from prior year period
52.8% adjusted EBITDA margin and $244.7 million adjusted EBITDA for the quarter, compared to 53.0% and $195.9 million respectively for prior year period
$0.66 diluted earnings per share (“Diluted EPS”) and $0.76 adjusted diluted earnings per share for the quarter
$0.12 per share quarterly cash dividend declared, a 20.0% per share increase from prior year period

Billy Hult, CEO of Tradeweb:
"2024 was a banner year for Tradeweb, marking our 25th consecutive year of record annual revenues. This achievement reflects our commitment to growing our geographical footprint, entering new markets and client channels through organic and inorganic collaborations, and consistently delivering value to our clients. The year culminated with a strong fourth quarter, driven in part by a favorable market environment that created additional tailwinds for our global business. Our strong performance in the fourth quarter was highlighted by ADV records across money markets and rates, as well as record share of fully electronic U.S. high yield TRACE.

We forged key partnerships in the fourth quarter, becoming the first strategic partner to Goldman Sachs for its GS DAP technology platform, and collaborating with the Tokyo Stock Exchange to provide institutional investors with better access to liquidity in Japanese ETFs. What’s more, we celebrated major milestones, such as the 10-year anniversary of our U.S. Credit platform and five years since the launch of portfolio trading in European Credit.

We also continued to strengthen our global reach, appointing Enrico Bruni and Troy Dixon as Co-Heads of Global Markets in newly created leadership roles. As we close this remarkable year, I am energized by the opportunities ahead and look forward to collaborating with our clients to reach new heights in 2025.”

SELECT FINANCIAL RESULTS	4Q24	4Q23	Change		Constant Currency Change (1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	4Q24	4Q23	YoY
GAAP Financial Measures							Rates	Cash	$509	$398	27.9%
Total revenue	$463,344	$370,000	25.2%		25.5%			Derivatives	744	690	7.9%
Rates	$240,192	$191,743	25.3%		25.8%			Total	1,253	1,087	15.2%
Credit	$113,572	$104,267	8.9%		9.1%		Credit	Cash	15	14	3.2%
Equities	$28,749	$26,056	10.3%		10.6%			Derivatives	13	10	27.9%
Money Markets	$44,258	$16,606	166.5%		165.5%			Total	27	24	13.3%
Market Data	$30,011	$25,908	15.8%		15.9%		Equities	Cash	11	11	1.9%
Other	$6,562	$5,420	21.1%		21.0%			Derivatives	12	12	(1.4)%
Net income	$159,942	$103,741	54.2%					Total	24	24	0.1%
Net income attributable to Tradeweb Markets Inc. (2)	$142,210	$89,314	59.2%				Money Markets	Cash	988	541	82.5%
								Total	988	541	82.5%
Diluted EPS	$0.66	$0.42	57.1%					Total	$2,292	$1,677	36.7%
Net income margin	34.5%	28.0%	+648	bps
Non-GAAP Financial Measures
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA (1)	$244,743	$195,943	24.9%		25.0%
Adjusted EBITDA margin (1)	52.8%	53.0%	-14	bps	-20	bps
Adjusted EBIT (1)	$227,347	$180,957	25.6%		25.8%
Adjusted EBIT margin (1)	49.1%	48.9%	+16	bps	+11	bps
Adjusted Net Income (1)	$181,183	$151,937	19.2%		19.4%
Adjusted Diluted EPS (1)	$0.76	$0.64	18.8%		18.8%

DISCUSSION OF RESULTS: FOURTH QUARTER 2024
Rates – Revenues of $240.2 million in the fourth quarter of 2024 increased 25.3% compared to prior year period (increased 25.8% on a constant currency basis). Rates ADV was up 15.2% from prior year period, driven by record ADV in U.S. government bonds and mortgages, as well as strong year-over-year growth in swaps/swaptions < 1-year. The addition of r8fin continued to contribute to wholesale volumes. European government bonds reported a 18.6% ADV increase from prior year period, driven by increased client adoption of our diverse trading protocols. Mortgages reached record ADV, up 22.0% from prior year period, driven by strong specified pool volumes and to-be-announced ("TBA") volumes, which were largely supported by elevated roll trading activity.

Credit – Revenues of $113.6 million in the fourth quarter of 2024 increased 8.9% compared to prior year period (increased 9.1% on a constant currency basis). Credit ADV was up 13.3% from prior year period, driven by strong activity in credit derivatives and U.S. credit volumes, including record ADV in fully electronic U.S. high yield credit. U.S. credit ADV was up 23.7% from prior year period, reflecting continued client adoption across Tradeweb products and protocols, including request-for-quote ("RFQ"), Tradeweb AllTrade® and portfolio trading. European Credit ADV was up 11.6% from prior year period, driven by robust activity across a wide range of protocols including Tradeweb's Automated Intelligent Execution tool ("AiEX"), Tradeweb AllTrade® and our unique dealer selection tool, SNAP IOI. We reported 18.3% share of fully electronic U.S. high grade TRACE, up 102 basis points (bps) from prior year period, and a record 7.9% share of fully electronic U.S. high yield TRACE, up 120 bps from prior year period.

Equities – Revenues of $28.7 million in the fourth quarter of 2024 increased 10.3% compared to prior year period (increased 10.6% on a constant currency basis). Equities ADV remained relatively flat, up 0.1% from prior year period. Volumes were driven by higher European ETF volumes and an increased number of clients utilizing our RFQ offering.

Money Markets – Revenues of $44.3 million in the fourth quarter of 2024 increased 166.5% compared to prior year period (increased 165.5% on a constant currency basis). Money Markets ADV was up 82.5% from prior year period, primarily driven by contributions from the August 1, 2024 acquisition of ICD and record ADV in global repurchase agreements, which was led by increased client activity across the platform.

Market Data – Revenues of $30.0 million in the fourth quarter of 2024 increased 15.8% compared to prior year period (increased 15.9% on a constant currency basis). The increase was derived primarily from increased LSEG market data fees from our market data agreement that was amended effective as of November 1, 2023, as well as an increase in proprietary third party market data revenue.

Other – Revenues of $6.6 million in the fourth quarter of 2024 increased 21.1% compared to prior year period (increased 21.0% on a constant currency basis).

Operating Expenses of $274.8 million in the fourth quarter of 2024 increased 20.3% compared to $228.4 million in the prior year period, primarily due to an increase in employee compensation and benefits as a result of increases in headcount to support our continued growth and an increase in incentive compensation expense tied to our financial performance, an increase in depreciation and amortization expense primarily related to the assets acquired in connection with the 2024 acquisitions of ICD and r8fin and an increase in technology and communication expense due to continued investment in our data strategy and infrastructure and increased clearance and data fees driven primarily by higher trading volumes from prior year period. Given the strong environment to invest for long-term growth, during the fourth quarter of 2024, we also accelerated certain discretionary investments in marketing, consulting, digital assets and client relationship development.

Adjusted Expenses of $236.0 million in the fourth quarter of 2024 increased 24.8% (increased 25.2% on a constant currency basis) compared to prior year period primarily due to an increase in employee compensation and benefits as a result of increases in headcount to support our continued growth and an increase in incentive compensation expense tied to our financial performance and an increase in technology and communication expense due to continued investment in our data strategy and infrastructure and increased clearance and data fees driven primarily by higher trading volumes from prior year period. Given the strong environment to invest for long-term growth, during the fourth quarter of 2024, we also accelerated certain discretionary investments in marketing, consulting, digital assets and client relationship development. Please see "Non-GAAP Financial Measures" below for additional information.
DISCUSSION OF RESULTS: FULL-YEAR 2024
Tradeweb recorded its 25th consecutive year of record annual revenues for the year ended December 31, 2024, as total revenues increased 29.0% (the same on a constant currency basis) to $1.7 billion compared to full year 2023. Revenue was driven by ADV of more than $2.2 trillion and record ADV activity in each of the following: U.S. government bonds, European government bonds, swaps/swaptions ≥ 1-year and mortgages, as well as record ADV in and share of fully electronic U.S. high grade credit. Net income increased 35.9% to $570.0 million for the year ended December 31, 2024, compared to $419.5 million in 2023. Adjusted EBITDA margin increased to 53.3% for the year ended December 31, 2024 compared to 52.4% in 2023, representing an increase of 91 bps from prior year period (+80 bps on a constant currency basis). Diluted EPS increased 36.3% from prior year period to $2.33 for the year ended December 31, 2024. Adjusted Diluted EPS increased 29.2% from prior year period to $2.92 for the year ended December 31, 2024.

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RECENT HIGHLIGHTS
January 2025
•The U.S. Securities and Exchange Commission (SEC) approved the registration of Tradeweb's swap execution facility, TW SEF LLC, as a security-based swap execution facility (SBSEF) under the SEC's new Regulation SE.

Fourth Quarter 2024
•Appointed Enrico Bruni and Troy Dixon to the newly-created roles of Co-Heads of Global Markets, effective January 2025.
•Announced Tradeweb's collaboration with Tokyo Stock Exchange ("TSE") to offer institutional investors enhanced access to liquidity in Japanese ETFs.
•Celebrated the 10-year anniversary of the launch of Tradeweb's U.S. Credit platform and the five-year anniversary of the launch of portfolio trading in European Credit.
•Announced that Tradeweb FTSE benchmark closing prices for U.S. Treasuries, UK Gilts and European Government Bonds will be included in FTSE Russell's premiere World Government Bond Index ("WGBI").
•Became the first strategic partner for Goldman Sachs' GS DAP platform, introducing our trading and liquidity capabilities across fixed income to help bring new commercial use cases to GS DAP.
•Recognized in numerous awards celebrating our company, as well as our outstanding and diverse talent, including: America's Best Companies 2025 (Forbes); European Women in Finance Awards, Excellence in Trading Platforms - Alessandra Stagliano (Markets Media); U.S. Women in Finance Awards, Rising Star - Bridget Silver (Markets Media); U.S. Women in Finance Awards, CFO of the Year - Sara Furber (Markets Media); 100 Most Influential Women in European Finance - Nawel Khelil (Financial News); RFQ Platform of the Year, ETF Stream Awards (ETF Stream)
CAPITAL MANAGEMENT
•$1.3 billion in cash and cash equivalents and an undrawn $500.0 million credit facility at December 31, 2024
•Cash capital expenditures and capitalized software development in the fourth quarter 2024 of $38.0 million and $88.9 million in full-year 2024
•Free cash flow for the year ended December 31, 2024 of $808.9 million, up 18.2% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•During the year ended December 31, 2024, as part of its share repurchase program, Tradeweb purchased a total of 478,915 shares of Class A common stock, at an average price of $125.07, for purchases totaling $59.9 million. During the fourth quarter of 2024, Tradeweb purchased a total of 264,120 shares of Class A common stock, at an average price of $132.11, for purchases totaling $34.9 million. As of December 31, 2024, a total of $179.9 million remained available for repurchase pursuant to the current share repurchase program authorization
•$1.6 million in shares of Class A common stock were withheld in the fourth quarter of 2024 and $48.0 million in shares of Class A common stock were withheld in the full-year 2024 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board of Directors declared a quarterly cash dividend of $0.12 per share of Class A common stock and Class B common stock, a 20.0% per share increase from prior year. This dividend will be payable on March 17, 2025 to stockholders of record as of March 3, 2025
OTHER MATTERS
Full-Year 2025 Guidance*
•Adjusted Expenses: $970 - 1,030 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $176 million
•Assumed non-GAAP tax rate: ~24.5% - 25.5%
•Cash capital expenditures and capitalized software development: ~ $99 - 109 million
•LSEG Market Data Contract Revenue: ~$90 million

LSEG Market Data Contract Revenue guidance is unchanged from the prior quarter guidance.

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2025 Sterling/US$ foreign exchange rate of 1.28.

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CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss fourth quarter and full year 2024 results starting at 9:30 AM EST today, February 6, 2025. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/cw4zesjo/
•To join the call via phone, please register in advance here:
https://register.vevent.com/register/BI82aeb5b6b0af4127af700cf95f163d3b.
Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale, retail and corporates markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 3,000 clients in more than 85 countries. On average, Tradeweb facilitated more than $2.2 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	(dollars in thousands, except per share amounts)
Transaction fees and commissions	$384,128	$301,800	$1,423,547	$1,078,344
Subscription fees	55,026	47,489	206,659	183,972
LSEG market data fees	20,552	17,821	82,145	64,336
Other	3,638	2,890	13,598	11,567
Total revenue	463,344	370,000	1,725,949	1,338,219

Expenses
Employee compensation and benefits	152,206	125,872	592,690	460,305
Depreciation and amortization	62,854	47,500	219,999	185,350
Technology and communications	28,728	21,505	98,568	77,506
General and administrative	12,291	19,803	56,317	51,495
Professional fees	13,574	10,043	60,132	42,364
Occupancy	5,151	3,647	20,215	15,930
Total expenses	274,804	228,370	1,047,921	832,950
Operating income	188,540	141,630	678,028	505,269
Tax receivable agreement liability adjustment	8,600	(9,517)	7,730	(9,517)
Interest income	14,803	20,952	74,037	67,397
Interest expense	(573)	(667)	(4,279)	(2,047)
Other income (loss), net	(1,124)	(11,100)	(1,114)	(13,122)
Income before taxes	210,246	141,298	754,402	547,980
Provision for income taxes	(50,304)	(37,557)	(184,439)	(128,477)
Net income	159,942	103,741	569,963	419,503
Less: Net income attributable to non-controlling interests	17,732	14,427	68,456	54,637
Net income attributable to Tradeweb Markets Inc.	$142,210	$89,314	$501,507	$364,866

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.67	$0.42	$2.35	$1.73
Diluted	$0.66	$0.42	$2.33	$1.71
Weighted average shares outstanding:
Basic	213,039,958	211,843,460	213,030,056	210,796,802
Diluted	215,043,352	213,833,001	214,924,763	212,668,808
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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(dollars in thousands)
Net income	$159,942	$103,741	$569,963	$419,503
Merger and acquisition transaction and integration costs (1)	1,071	1,631	22,823	8,042
Interest income	(14,803)	(20,952)	(74,037)	(67,397)
Interest expense	573	667	4,279	2,047
Depreciation and amortization	62,854	47,500	219,999	185,350
Stock-based compensation expense (2)	701	987	6,096	2,947
Provision for income taxes	50,304	37,557	184,439	128,477
Foreign exchange (gains) / losses (3)	(8,423)	4,195	(6,326)	(47)
Tax receivable agreement liability adjustment (4)	(8,600)	9,517	(7,730)	9,517
Other (income) loss, net	1,124	11,100	1,114	13,122
Adjusted EBITDA	$244,743	$195,943	$920,620	$701,561
Less: Depreciation and amortization	(62,854)	(47,500)	(219,999)	(185,350)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	45,458	32,514	156,489	127,731
Adjusted EBIT	$227,347	$180,957	$857,110	$643,942
Net income margin (6)	34.5%	28.0%	33.0%	31.3%
Adjusted EBITDA margin (6)	52.8%	53.0%	53.3%	52.4%
Adjusted EBIT margin (6)	49.1%	48.9%	49.7%	48.1%

(1)
Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.

(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the quarter ended and year ended December 31, 2024, this adjustment also includes none and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President and $0.6 million and $1.0 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD.

(3)	Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(4)	Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(dollars in thousands, except per share amounts)
Earnings per diluted share	$0.66	$0.42	$2.33	$1.71
Net income attributable to Tradeweb Markets Inc.	$142,210	$89,314	$501,507	$364,866
Net income attributable to non-controlling interests (1)	17,732	14,427	68,456	54,637
Net income	159,942	103,741	569,963	419,503
Provision for income taxes	50,304	37,557	184,439	128,477
Merger and acquisition transaction and integration costs (2)	1,071	1,631	22,823	8,042
D&A related to acquisitions and the Refinitiv Transaction (3)	45,458	32,514	156,489	127,731
Stock-based compensation expense (4)	701	987	6,096	2,947
Foreign exchange (gains) / losses (5)	(8,423)	4,195	(6,326)	(47)
Tax receivable agreement liability adjustment (6)	(8,600)	9,517	(7,730)	9,517
Other (income) loss, net	1,124	11,100	1,114	13,122
Adjusted Net Income before income taxes	241,577	201,242	926,868	709,292
Adjusted income taxes (7)	(60,394)	(49,305)	(231,717)	(173,777)
Adjusted Net Income	$181,183	$151,937	$695,151	$535,515
Adjusted Diluted EPS (8)	$0.76	$0.64	$2.92	$2.26
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(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)
Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.

(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the quarter ended and year ended December 31, 2024, this adjustment also includes none and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President and $0.6 million and $1.0 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD.

(5)	Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)	Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(7)
Represents corporate income taxes at an assumed effective tax rate of 25.0% applied to Adjusted Net Income before income taxes for the quarter and year ended December 31, 2024 and 24.5% for the quarter and year ended December 31, 2023.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Diluted weighted average shares of Class A and Class B common stock outstanding	215,043,352	213,833,001	214,924,763	212,668,808
Weighted average of other participating securities (1)	249,907	281,059	165,565	270,249
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,073,616	23,079,809	23,076,373	23,902,379
Adjusted diluted weighted average shares outstanding	238,366,875	237,193,869	238,166,701	236,841,436
Adjusted Net Income (in thousands)	$181,183	$151,937	$695,151	$535,515
Adjusted Diluted EPS	$0.76	$0.64	$2.92	$2.26

(1)	Represents the weighted average of unvested stock awards and unsettled vested stock awards issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.
(2)	Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(dollars in thousands)
Operating expenses	$274,804	$228,370	$1,047,921	$832,950
Merger and acquisition transaction and integration costs (1)	(1,071)	(1,631)	(22,823)	(8,042)
D&A related to acquisitions and the Refinitiv Transaction (2)	(45,458)	(32,514)	(156,489)	(127,731)
Stock-based compensation expense (3)	(701)	(987)	(6,096)	(2,947)
Foreign exchange gains / (losses) (4)	8,423	(4,195)	6,326	47
Adjusted Expenses	$235,997	$189,043	$868,839	$694,277

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the quarter ended and year ended December 31, 2024, this adjustment also includes none and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President and $0.6 million and $1.0 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD.

(4)	Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
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	Year Ended December 31,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2024	2023
	(dollars in thousands)
Cash flow from operating activities	$897,741	$746,089
Less: Capitalization of software development costs	(47,909)	(43,235)
Less: Purchases of furniture, equipment and leasehold improvements	(40,960)	(18,529)
Free Cash Flow	$808,872	$684,325

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

EPS: Net income attributable to Tradeweb Markets Inc.	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(dollars in thousands, except per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$142,210	$89,314	$501,507	$364,866
Less: Distributed and undistributed earnings allocated to participating securities (1)	(167)	(118)	(389)	(467)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$142,043	$89,196	$501,118	$364,399

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	213,039,958	211,843,460	213,030,056	210,796,802
Dilutive effect of PRSUs	661,696	691,150	589,171	458,343
Dilutive effect of options	303,253	877,866	428,926	1,150,159
Dilutive effect of RSUs and RSAs	561,703	394,812	415,957	257,076
Dilutive effect of PSUs	476,742	25,713	460,653	6,428
Weighted average shares of Class A and Class B common stock outstanding - Diluted	215,043,352	213,833,001	214,924,763	212,668,808

Earnings per share - Basic	$0.67	$0.42	$2.35	$1.73
Earnings per share - Diluted	$0.66	$0.42	$2.33	$1.71

(1)
During the quarters ended December 31, 2024 and 2023, there was a total of 249,907 and 281,059, respectively, and during the years ended December 31, 2024 and 2023, there was a total of 165,565 and 270,249, respectively, weighted average unvested or unsettled vested stock awards that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$175,407	$64,785	$132,248	$59,495	$660,438	$244,500	$462,132	$233,302
Credit	103,377	10,195	96,799	7,468	423,708	35,332	338,981	28,413
Equities	26,470	2,279	23,673	2,383	94,964	9,220	86,003	9,292
Money Markets	40,030	4,228	12,448	4,158	98,216	17,004	45,830	17,180
Market Data	89	29,922	108	25,800	457	117,563	268	93,806
Other	468	6,094	—	5,420	981	23,566	—	23,012
Total revenue	$345,841	$117,503	$265,276	$104,724	$1,278,764	$447,185	$933,214	$405,005

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Quarter Ended December 31,		YoY
	2024	2023	% Change
Rates	$2.23	$1.95	14.5%
Rates Cash	$2.37	$2.47	(4.2)%
Rates Derivatives	$2.14	$1.66	29.1%
Rates Derivatives (greater than 1 year)	$3.65	$2.36	54.6%
Other Rates Derivatives (1)	$0.23	$0.21	9.4%

Credit	$60.36	$64.64	(6.6)%
Cash Credit (2)	$148.07	$168.34	(12.0)%
Credit Derivatives, China Bonds and U.S. Cash EP	$7.98	$7.90	1.0%

Equities	$17.56	$15.97	9.9%
Equities Cash	$29.00	$27.92	3.9%
Equities Derivatives	$7.07	$5.38	31.4%

Money Markets	$0.57	$0.37	54.8%

Total	$2.28	$2.54	(10.4)%
Total excluding Other Rates Derivatives (3)	$2.60	$2.91	(10.7)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED) (1)

		2024 Q4		2023 Q4		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$508,863	$31,654,127	$397,946	$24,713,727	27.87%
U.S. Government Bonds		224,928	13,945,561	162,335	10,064,801	38.56%
European Government Bonds		48,016	3,073,052	40,491	2,550,927	18.59%
Mortgages		226,707	14,055,856	185,883	11,524,751	21.96%
Other Government Bonds		9,211	579,657	9,236	573,248	(0.27)%
	Derivatives	744,189	46,916,987	689,543	43,033,453	7.92%
Swaps/Swaptions ≥ 1Y		416,896	26,248,749	459,943	28,695,380	(9.36)%
Swaps/Swaptions < 1Y		320,517	20,205,645	226,131	14,121,397	41.74%
Futures		6,776	462,593	3,469	216,676	95.37%
	Total	1,253,052	78,571,114	1,087,489	67,747,180	15.22%
Credit	Cash	14,751	919,420	14,291	882,253	3.22%
U.S. High Grade - Fully Electronic		6,481	401,793	5,134	318,320	26.22%
U.S. High Grade - Electronically Processed		3,116	193,168	2,500	154,994	24.63%
U.S. High Yield - Fully Electronic		794	49,248	642	39,825	23.66%
U.S. High Yield - Electronically Processed		219	13,598	300	18,620	(26.97)%
European Credit		2,280	145,902	2,044	128,744	11.56%
Municipal Bonds		421	26,113	454	28,175	(7.32)%
Chinese Bonds		1,166	72,276	2,984	179,032	(60.93)%
Other Credit Bonds		275	17,322	232	14,544	18.51%
	Derivatives	12,613	793,229	9,864	615,208	27.87%
Swaps		12,613	793,229	9,864	615,208	27.87%
	Total	27,364	1,712,648	24,154	1,497,461	13.29%
Equities	Cash	11,263	720,851	11,054	696,386	1.90%
U.S. ETFs		8,103	518,579	8,308	523,379	(2.47)%
European ETFs		3,161	202,272	2,746	173,007	15.09%
	Derivatives	12,295	786,854	12,474	785,845	(1.44)%
Convertibles/Swaps/Options		8,906	570,007	8,495	535,199	4.84%
Futures		3,388	216,847	3,979	250,646	(14.84)%
	Total	23,558	1,507,705	23,527	1,482,230	0.13%
Money Markets	Cash	988,081	69,906,820	541,367	33,641,259	82.52%
Repurchase Agreements (Repo)		687,695	42,873,437	524,267	32,578,498	31.17%
Other Money Markets		300,386	27,033,383	17,100	1,062,761	1656.68%
	Total	988,081	69,906,820	541,367	33,641,259	82.52%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$2,292,055	$151,698,287	$1,676,537	$104,368,131	36.70%

(1)	We acquired Yieldbroker, r8fin and ICD on August 31, 2023, January 19, 2024 and August 1, 2024, respectively. Total volume reported includes volumes from each acquired business subsequent to the closing date of the applicable acquisition.

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose principal assets consist of its direct and indirect equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.

Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM AND FULL YEAR RESULTS
The interim and full year financial results presented herein for the three months and the year ended December 31, 2024 and 2023 are unaudited.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2025 guidance and full-year 2025 revenue guidance related to the LSEG market data license agreement, pending and completed acquisitions, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.

TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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